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Microfilm Number                 Filed with the Department of State on
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Entity Number
              -----------------   ----------------------------------------------
                                        Secretary of the Commonwealth


               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 91)


             In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.  The name of the corporation is:          Universal Display Corporation
                                    --------------------------------------------


2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

    (a)
        ------------------------------------------------------------------------
        Number and Street    City          State         Zip      County

    (b) CT Corporation System                                    Philadelphia
        ------------------------------------------------------------------------
        Name of Commercial Registered Office Provider            County

    For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.  The statute by or under which it was incorporated is:
                   Pennsylvania Business Corporation Law 1988
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4.  The date of its incorporation is: April 24, 1985
                                      ------------------------------------------

5.  (Check, and if appropriate complete, one of the following):

     X   The amendment shall be effective upon filing these Articles of
    ---  Amendment in the Department of State.

         The amendment shall be effective on: _____________at _____________
    ---                                         Date               Hour

6.  (Check one of the following):

     X   The amendment was adopted by the shareholders (or members) pursuant to
    ---  15 Pa.C.S.ss.1914 (a) and 1914 (b).

         The amendment was adopted by the board of directors pursuant to 15 --- Pa.C.S. ss.1914(c).

7.  (Check, and if appropriate complete, one of the following):

     X   The amendment adopted by the corporation, set forth in full, is as
    ---  follows:

         The aggregate number of shares which the corporation shall have authority to issue shall be 55,000,000 shares: (a) 50,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), (b) 4,800,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock") (exclusive of the shares of Series A Preferred Stock); and (c) 200,000 shares of Series A Nonconvertible Preferred Stock, $.01 par value per share.

         The amendment adopted by the corporation as set forth in full in --- Exhibit A attached hereto and made a part hereof.

8.  (Check if the amendment restates the Articles):

         The restated Articles of Incorporation supersede the original Articles --- and all amendments thereto.

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         IN TESTIMONY WHEREOF, the undersigned corporation has caused these
         Articles of Amendment to be signed by a duly authorized officer thereof this 21st day of July, 2000.




                                               Universal Display Corporation
                                           -------------------------------------
                                                  (Name of Corporation)


                                           BY: /s/ Steven V. Abramson
                                               ---------------------------------
                                               Name:  Steven V. Abramson
                                               Title: President